Exhubit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 1 to Form S-1 Registration Statement (Registration No. 333-171928) of our report dated March 31, 2011, relating to the financial statements of AIVtech International Group Co. and Subsidiaries and to the reference to our Firm under the caption “Experts” in the Prospectus.

/s/ Friedman LLP

Marlton, New Jersey
May 6, 2011